Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Arch Therapeutics, Inc. and Subsidiary

Wellesley, MA 02481

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Arch Therapeutics, Inc. and Subsidiary (collectively, the "Company") pertaining to the Arch Therapeutics, Inc. 2013 Stock Incentive Plan, of our report dated December 12, 2014, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K for the years ended September 30, 2014 and 2013.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

December 23, 2014